Execution Copy
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 2, 2008, is made by and among Garisch Financial, Inc., an Illinois corporation (the “Seller”) and Mr. Glenn L. Halpryn, individually and as agent for certain investors (the “Purchaser”).
RECITALS
     WHEREAS, Seller is the sole record and beneficial owner of 5,500,000 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of QuikByte Software, Inc., a Colorado corporation (the “Company”); and
     WHEREAS, the Purchaser desires to acquire the Shares from the Seller, and the Seller desire to sell the Shares to the Purchaser, in the manner and on the terms and conditions hereinafter set forth; and
     WHEREAS, in connection with the Purchaser’s purchase of the Shares, the Purchaser and the Seller desire to establish certain rights and obligations between themselves.
AGREEMENTS
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
SECTION I DEFINITIONS.
     The following terms when used in this Agreement have the following respective meanings:
     “1933 Act” means the Securities Act of 1933, as amended.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “Affiliate” means with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding shares or equity interests of such Person, (ii) any relative of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “Controlled” Person, whether through ownership of voting securities, by contract, or otherwise.
     “Acquisition Proposal” means any offer or proposal for, or indication of interest in, any acquisition of all or a portion of the Shares or any other assets or securities of the Company, whether by way of a purchase, merger, consolidation or other business combination.
     “Assignee List” has the meaning set forth in Section 3.3(b) hereof.
     “Business Day” means a day other than Saturday, Sunday or statutory holiday in the State of New York and in the event that any action to be taken hereunder falls on a day which is not a Business Day, then such action shall be taken on the next succeeding Business Day.
     “Closing Date” has the meaning set forth in Section 3.1 hereof.
     “Closing” has the meaning set forth in Section 3.1 hereof.

     “Common Stock” has the meaning set forth in the recitals hereto.
     “Company” has the meaning set forth in the recitals hereto.
     “Company Release” has the meaning set forth in Section 3.3(d) hereof.
     “Encumbrances” shall have the meaning as used in Section 4.1(b) hereof.
     “End Date” has the meaning set forth in Section 7.1(b)(i) hereof.
     “Garisch Release” has the meaning set forth in Section 3.2(d) hereof.
     “Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.
     “Knowledge” means, as to the Seller, the actual knowledge of the Seller or its Affiliates after due and diligent inquiry, and, as to the Purchaser, the actual knowledge of the Purchaser or its Affiliates after due and diligent inquiry.
     “Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.
     “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.
     “Purchase Price” means Seventy-Three Thousand Seven Hundred Twenty-Six Dollars and Fifty-Four Cents ($73,726.54).
     “Registration Rights Agreement” has the meaning set forth in Section 5.5 hereof.
     “SEC” means the Securities and Exchange Commission.
     “Shares” shall have the meaning set forth in the recitals hereto.
     “Tax” or “Taxes” means any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.
SECTION II PURCHASE AND SALE OF COMMON STOCK.
     2.1 Purchase of Common Stock. At the Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.
     2.2 Payment for Common Stock. At the Closing Date, for all of the Shares, the Purchaser shall pay to the Seller the Purchase Price. The Purchaser will pay the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION III THE CLOSING.
     3.1 Closing. The closing of the sale of the Shares pursuant to Section 2.1 hereof and certain of the other transactions contemplated hereby (the “Closing”) will take place at the offices of the Purchaser located at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137 on the next business day (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth in Section VI hereof (the “Closing Date”), or at such other time or place as the parties mutually agree.
     3.2 Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following items (in addition to any other items required to be delivered to the Purchaser pursuant to any other provision of this Agreement):
          (a) original certificates representing the Shares being sold by the Seller to the Purchaser pursuant to Section 2.1 hereof, duly recorded on the books of the Company, along with stock powers for such certificates executed in blank;
          (b) minutes of a meeting of the Board of Directors of the Seller, or a written consent in lieu thereof, authorizing the Seller’s entrance into this Agreement and the transfer of the Shares to the Purchaser as contemplated herein;
          (c) a certificate of the Secretary of State of the State of Illinois as to the good standing of the Seller dated within five days prior to the Closing Date;
          (d) a full and complete release by the Seller of the Company from any and all liabilities, claims and obligations arising prior to the Closing that the Seller may have against the Company, in a form reasonably acceptable to the Purchaser (the “Garisch Release”);
          (e) an opinion of counsel to the Seller or the Company regarding the validity of the transfer of the Shares, in form and substance satisfactory to the Company’s transfer agent, if such an opinion is required or requested by the transfer agent; and
          (f) a full and complete release, executed by both the Seller and KI Equity Partners V, LLC, a Delaware limited liability company
(“KI Equity”), of the Company’s obligations under that certain Agreement, dated as of March 26, 2007, by and between the Seller, KI Equity and the Company.
     3.3 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following items (in addition to any other items required to be delivered to the Seller pursuant to any other provision of this Agreement):
          (a) payment by wire transfer of immediately available funds necessary to satisfy the Purchaser’s obligations to the Seller under Section 2.2 hereof and to result in payment to the Seller of the Purchase Price;
          (b) a list of the names of any assignees of any of the Purchaser’s rights under this Agreement (the “Assignee List”);
          (c) an executed copy of each assignment agreement between the Purchaser and each assignee thereto, substantially in the form of the assignment agreement attached hereto as Exhibit A;

          (d) a release by the Company of the Seller from any and all liabilities, claims and obligations arising prior to the Closing that the Company may have against the Seller (the “Company Release”), provided, however, that the Company shall not release the Seller from any liabilities, claims or obligations arising from fraud committed by the Seller.
SECTION IV REPRESENTATIONS AND WARRANTIES.
     4.1 Representations and Warranties of the Seller. In order to induce the Purchaser to purchase the Shares that it is purchasing hereunder, the Seller represents and warrants to the Purchaser that:
          (a) Capacity of the Seller; Authorization; Execution of Agreements. The Seller has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement by the Seller, and the performance by the Seller of the transactions and obligations contemplated hereby, including, without limitation, the sale of the Shares to the Purchaser hereunder, have been duly authorized by all requisite action of the Seller. This Agreement has been duly executed and delivered by a duly authorized officer of the Seller and constitutes a valid and legally binding agreement of the Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          (b) Title to Shares. The Seller is the sole record and beneficial owner of the Shares and has sole managerial and dispositive authority with respect to the Shares. The Seller has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. The sale and delivery by the Seller of the Shares to the Purchaser pursuant to this Agreement will vest in the Purchaser legal and valid title to the Shares, free and clear of all Liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by the Purchaser and restrictions on the resale of the Shares under applicable securities laws).
          (c) Brokers, Finders, and Agents. The Seller is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company, the Seller or the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Seller.
          (d) Disclosure. All Schedules to this Agreement, furnished by or on behalf of the Seller are true and correct in all material respects and as otherwise contemplated in this Agreement and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. The Seller acknowledges and agrees that the Purchaser does not make or has not made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.2 or (ii) any statement, commitment or promise to the Seller or any of its representatives which is or was an inducement to the Seller to enter into this Agreement, other than as set forth in this Agreement.

     4.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that:
          (a) Investment Intent. The Shares being purchased hereunder by the Purchaser and the investors for whom the Purchaser is acting as agent are being purchased for their own account and are not being purchased with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Purchaser understands that such Shares have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Seller, if requested by the Seller, an investment letter in customary form. The Purchaser further understands that the certificates representing such Shares bear a legend substantially similar to the following and agrees that it will hold such Shares subject thereto:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).
          (b) Capacity of the Purchaser; Execution of Agreement. The Purchaser has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Purchaser of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of the Purchaser . This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          (c) Accredited Investor. The Purchaser and the investors for whom the Purchaser is acting as agent are each an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.
          (d) Suitability and Sophistication. The Purchaser has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares it is purchasing; (ii) independently evaluated the risks and merits of purchasing such Shares and has independently determined that the Shares are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in such Shares. The Purchaser has had an opportunity to review: the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s quarterly report on Form 10-Q for the period ended March 31, 2008 and other filings made by the Company under Section 13 or Section 15(d) of the Exchange Act since July 14, 2006.

          (e) Brokers, Finders, and Agents. The Purchaser is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company, the Seller or the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Purchaser.
          (f) Nationality; Residence. The Purchaser is a citizen of the United States of America and a resident of, or organized within, the State of Florida.
     4.3 Rule 144. The Purchaser acknowledges that the Shares it will be purchasing must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of all the requirements under Rule 144(i)(2), the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.
SECTION V COVENANTS OF THE PARTIES.
     5.1 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any Person and/or any Governmental Authority in order to consummate any of the transactions contemplated by this Agreement, (ii) executing and delivering such other documents, instruments and agreements as any party hereto shall reasonably request, and (iii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Notwithstanding the foregoing, in no event shall any party have any obligation, in order to consummate the transactions contemplated hereby, to (a) take any action(s) that would result in a material adverse change in the benefits to the Seller on the one hand or to the Purchaser on the other of this Agreement, or (b) dispose of any material assets or make any material change in its business other than as contemplated by this Agreement, or (c) expend any material amount of funds or otherwise incur any material burden other than those contemplated by this Agreement.
     5.2 Certain Filings; Cooperation in Receipt of Consents.
          (a) The Seller and the Purchaser shall reasonably cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, and (ii) taking or seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith. Each party shall permit the other party to review any communication given by it to, and shall consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.
          (b) Each party shall timely file all reports required to be filed by it pursuant to the 1933 Act or the 1934 Act that become due from the date of this Agreement to the Closing, as such reports relate to the Company.
     5.3 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation. Unless otherwise required by law, the Seller shall hold the Assignee List in a confidential manner and shall not disclose the Assignee List to any Person without the prior written consent of the Purchaser.
     5.4 Notification of Certain Matters. Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:
          (a) any communication received by such party from, or given by such party to, any Governmental Authority in connection with any of the transactions contemplated hereby;
          (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and
          (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Affiliates that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
     5.5 Termination of Agreements. Prior to the Closing, the Seller shall cause the termination of that certain Registration Rights Agreement, dated March 26, 2007, by and among the Company and the Seller (the “Registration Rights Agreement”), without incurring any further liability to the Company.
     5.6 Interim Actions of the Parties.
          (a) Until the earlier of the Closing Date or the termination of this Agreement pursuant to Article VII hereof, neither the Seller nor any of its Affiliates shall, directly or indirectly (i) take any action to solicit or initiate any Acquisition Proposal, or (ii) continue, initiate or engage in negotiations concerning any Acquisition Proposal with, or disclose any non-public information relating to the Company, or afford access to the properties, books or records of the Company to, any corporation, partnership, person or other entity (except the Purchaser and its Affiliates) that may be considering or has made an Acquisition Proposal.

          (b) Until the earlier of the Closing Date or the termination of this Agreement pursuant to Article VII hereof, neither the Seller, the Purchaser, nor any of their respective Affiliates shall engage directly or indirectly in any transaction involving any of the securities of the Company other than as contemplated by this Agreement. This Section 5.6(b) shall not restrict the right of the Purchaser to purchase additional shares of Common Stock from the Company immediately after the Closing.
SECTION VI CONDITIONS.
     6.1 Conditions to the Obligations of Each Party. The obligations of the Seller and the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:
          (a) No Governmental Authority of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby; and
          (b) The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by this Agreement.
     6.2 Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following further conditions:
          (a) The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;
          (b) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and at and as of the time of the Closing as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date); and
          (c) The Seller shall have received a certificate signed by the Purchaser to the foregoing effect.
     6.3 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following further conditions:
          (a) The Seller shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing;
          (b) The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and at and as of the time of the Closing as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date);
          (c) The Purchaser shall have received a certificate signed by the Seller to the foregoing effect;

          (d) The Seller shall have delivered to the Purchaser written instruments, in forms reasonably satisfactory to the Purchaser, evidencing the termination of the Registration Rights Agreement and the execution of the Garisch Release; and
          (e) The concurrent satisfaction of the closing conditions in that certain Stock Purchase Agreement, dated June 2, 2008, by and among the Purchaser and KI Equity Partners V, LLC, a Delaware limited liability company, and Mr. Kevin R. Keating for the purchase of 69,100,000 shares of Common Stock.
SECTION VII TERMINATION.
     7.1 Termination. This Agreement may be terminated at any time prior to the Closing by written notice by the terminating party to the other party (except if such termination is pursuant to Section 7.1(a)):
          (a) by mutual written agreement of the Purchaser and the Seller;
          (b) by either the Purchaser or the Seller, if
               (i) the transactions contemplated by this Agreement shall not have been consummated by June 13, 2008 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the transactions to occur on or before the End Date; or
               (ii) a judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining either the Seller or the Purchaser from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such judgment, injunction, order or decree.
          (c) by the Seller:
               (i) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.2(a), 6.2(b) or 6.2(c) not to be satisfied, and any such condition shall be incapable of being satisfied by the End Date or such breach or failure to perform has not been cured within ten days after notice of such breach or failure to perform has been given by the Seller to the Purchaser.
          (d) by the Purchaser:
               (i) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement shall have occurred which would cause the conditions set forth in Section 6.3 not to be satisfied, and any such condition is incapable of being satisfied by the End Date or such breach or failure to perform has not been cured within ten days after notice of such breach or failure to perform has been given by the Purchaser to the Seller.

     7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, except as set forth in Section 7.3 below, there shall be no liability or obligation on the part of the Purchaser or the Seller, or any of their respective officers, directors, shareholders, agents or Affiliates, except that the provisions of this Section 7.2, Section 7.3 and Section VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement and except that, notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor the Purchaser shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement.
     7.3 Expenses.
          Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses of any party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.
SECTION VIII MISCELLANEOUS.
     8.1 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Purchaser and the Seller. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.
     8.2 Entire Agreement. This Agreement (together with any Schedules and/or any Exhibits hereto), the letter agreement dated May 13, 2008 between the Seller and the Purchaser, and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.
     8.3 Governing Law and Submission to Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Florida without giving effect to the principles of conflicts of law thereof. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any Florida State or federal court sitting in Miami-Dade County, Florida (or, if such court lacks subject matter jurisdiction, in any appropriate Florida State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Florida, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Florida as described herein. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Florida as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     8.4 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.
     8.5 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one Business Day after being sent by a nationally recognized overnight courier service or (c) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Seller:	Garisch Financial, Inc.
2395 Woodglen Drive
Aurora, Illinois 60502
Facsimile: (630) 692-0647
Attn: Mr. Frederic M. Schweiger, President

if to the Purchaser	Mr. Glenn L. Halpryn
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137
Facsimile: (305) 573-4115

with a copy to:	Robert L. Grossman, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile: (305) 961-5756

And

Any party by written notice to the other may change
the address or the persons to whom notices or copies
thereof shall be directed.
     8.6 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Agreement will be deemed an original for all purposes.
     8.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Seller may not assign or transfer its rights hereunder without the prior written consent of the Purchaser. The Purchaser may assign or transfer its rights under this Agreement without the consent of the Seller;

provided, however, that the Purchaser shall not, to its Knowledge, assign or transfer any of its rights under this Agreement to any Person that (i) has been convicted of a felony or equivalent crime in the United States or any other jurisdiction, (ii) is “insolvent” as such term is defined in Title 11, Section 101, of the United States Code, (iii) does not have the requisite power, authority, and capacity to acquire such Person’s respective assigned portion of the Shares, or (iv) would not be able to represent and warrant to those matters contained in Sections 4.2(a) through 4.2(d) of this Agreement.
     8.8 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.
     8.9 Schedules. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.
     8.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.
     8.11 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
[Signature Page Follows]

SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT
BY AND AMONG
THE SELLER AND THE PURCHASER
     IN WITNESS WHEREOF, each of the Seller and the Purchaser have executed this Agreement as of the date first above written.

THE SELLER:

Garisch Financial, Inc., an Illinois corporation

By: Name:	/s/ Frederic M. Schweiger Frederic M. Schweiger
Title:	President

THE PURCHASER:

Glenn L. Halpryn

Glenn L. Halpryn, individually and as agent
for certain investors

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT
     THIS ASSIGNMENT, dated June ___, 2008, by and among Glenn L. Halpryn, individually (hereinafter referred to as “Assignor”) and                           (hereinafter referred to as “Assignee”).
W I T N E S S E T H:
     WHEREAS, Assignor is a party to that certain Stock Purchase Agreement, dated as of June 2, 2008 (the “Agreement”), by and between Assignor and Garisch Financial, Inc., an Illinois corporation (“Garisch”); and
     WHEREAS, Garisch is the sole record and beneficial owner of 5,500,000 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of QuikByte Software, Inc., a Colorado corporation (the “Company”); and
     WHEREAS, pursuant to the terms of the Agreement, Assignor has agreed to purchase the Shares from Garisch, and Garisch has agreed to sell the Shares to the Assignor, subject to the terms and conditions of the Agreement; and
     WHEREAS, pursuant to the terms of the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to accept from Assignor, an assignment of Assignor’s right under the Agreement to purchase ________ shares of Common Stock from Garisch (the “Assigned Shares”).
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Assignor. Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in and to the right to acquire the Assigned Shares from Garisch under the Agreement.
     2. Assignee. Assignee hereby accepts the assignment of the right to acquire the Assigned Shares from Garisch under the Agreement.
     3. Representations and Warranties. Assignee hereby represents and warrants to Assignor that:
          (1) Investment Intent. The Assigned Shares being acquired under the Agreement are being acquired by Assignee for its own account and are not being acquired with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Assignee understands that such Assigned Shares have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states. Assignee further understands that the certificates representing such Assigned Shares bear a legend substantially similar to the following and agrees that it will hold such Assigned Shares subject thereto:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).
          (2) Capacity of Assignee. Assignee has all requisite power, authority, and capacity to enter into this Assignment and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Assignment, and the performance by Assignee of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Assignee. This Assignment has been duly executed and delivered by Assignee and constitutes a valid and legally binding agreement of Assignee, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          (3) Accredited Investor. Assignee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.
          (4) Suitability and Sophistication. Assignee has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of acquiring the Assigned Shares; (ii) independently evaluated the risks and merits of acquiring such Assigned Shares and has independently determined that the Assigned Shares are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in such Assigned Shares.
     4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
     5. Applicable Law. This Assignment shall be governed by and construed in accordance with the internal substantive laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.
[The remainder of this page is intentionally blank and the next page is the signature page.]

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR

Glenn L. Halpryn, individually

ASSIGNEE
By:
Name:
Title:

[Signature Page to Garisch Assignment Agreement]

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FIRST AMENDMENT
TO
STOCK PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of June 13, 2008, is made by and among Garisch Financial, Inc., an Illinois corporation (the “Seller”) and Mr. Glenn L. Halpryn, individually and as agent for certain investors (the “Purchaser”).
RECITALS
     A. The Seller and the Purchaser (collectively, the “Parties”) are parties to that certain Stock Purchase Agreement, dated as of June 2, 2008 (the “Agreement”).
     B. The Parties desire to amend the Agreement, in the manner and on the terms and conditions hereinafter set forth.
     C. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement. Except as explicitly amended and set forth in this Amendment, all other terms and provisions of the Agreement remain applicable, operative and unchanged.
AGREEMENTS
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
ARTICLE 1 — AMENDMENTS
     1.1 Section 7.1(b)(i) of the Agreement shall be amended by the deletion of the reference therein to “June 13, 2008” and the insertion in lieu thereof of “June 30, 2008”.
ARTICLE 2 — MISCELLANEOUS
     2.1 Waivers and Amendments. The Agreement and this Amendment may be further amended or modified in whole or in part only by a writing which makes reference to the Agreement and this Amendment, executed by the Seller and the Purchaser. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Amendment or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Amendment or any other agreement provided for herein.
     2.2 Entire Agreement. The Agreement (together with the Schedules and the Exhibits thereto) and the other agreements and instruments expressly provided for herein and therein, together with this Amendment, set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

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     2.3 Governing Law. The Agreement and this Amendment shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Florida without giving effect to the principles of conflicts of law thereof.
     2.4 Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Amendment will be deemed an original for all purposes.
     2.5 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     2.6 Third Parties. Nothing expressed or implied in the Agreement or this Amendment is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of the Agreement or this Amendment.
     2.7 Headings. The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment.
     2.8 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
[Signature Page Follows]

2

SIGNATURE PAGES TO
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
BY AND AMONG
THE SELLER AND THE PURCHASER
     IN WITNESS WHEREOF, each of the Seller and the Purchaser have executed this Agreement as of the date first above written.

THE SELLER:

Garisch Financial, Inc., an Illinois corporation

By: Name:	/s/ Frederic M. Schweiger Frederic M. Schweiger
Title:	President

THE PURCHASER:

/s/ Glenn L. Halpryn

Glenn L. Halpryn, individually and as agent
for certain investors

SECOND AMENDMENT
TO
STOCK PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of June 20, 2008, is made by and among Garisch Financial, Inc., an Illinois corporation (the “Seller”) and Mr. Glenn L. Halpryn, individually and as agent for certain investors (the “Purchaser”).
RECITALS
     A. The Seller and the Purchaser (collectively, the “Parties”) are parties to that certain Stock Purchase Agreement, dated as of June 2, 2008, as amended by the First Amendment thereto dated as of June 13, 2008 (the “Agreement”).
     B. The Parties desire to amend the Agreement, in the manner and on the terms and conditions hereinafter set forth.
     C. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement. Except as explicitly amended and set forth in this Amendment, all other terms and provisions of the Agreement remain applicable, operative and unchanged.
AGREEMENTS
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
ARTICLE 1 — AMENDMENTS
     1.1 Section 7.1(b)(i) of the Agreement is amended by the deletion of the reference therein to “June 30, 2008” and the insertion in lieu thereof of “July 8, 2008”.
     1.2 Section 6.3(e) of the Agreement is amended by adding the defined term “(“KI Equity/Keating Agreement”) at the end thereof.
     1.3 Section VII of the Agreement is amended by adding a new Section 7.4 that reads:
     “ Section 7.4 Termination of KI Equity/Keating Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the KI Equity/Keating Agreement is terminated prior to the End Date, this Agreement shall automatically terminate, with no further action on the part of any of the parties, and there shall be no liability or obligation on the part of the Purchaser or the Seller or any of their respective officers, directors, shareholders, agents or Affiliates with respect to this Agreement or the transactions contemplated hereby.”
ARTICLE 2 — MISCELLANEOUS
     2.1 Waivers and Amendments. The Agreement and this Amendment may be further amended or modified in whole or in part only by a writing which makes reference to the Agreement and this Amendment, executed by the Seller and the Purchaser. The obligations of any party hereunder may be waived (either generally or in a particular instance and either

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retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Amendment or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Amendment or any other agreement provided for herein.
     2.2 Entire Agreement. The Agreement (together with the Schedules and the Exhibits thereto) and the other agreements and instruments expressly provided for herein and therein, together with this Amendment, set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.
     2.3 Governing Law. The Agreement and this Amendment shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Florida without giving effect to the principles of conflicts of law thereof.
     2.4 Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Amendment will be deemed an original for all purposes.
     2.5 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     2.6 Third Parties. Nothing expressed or implied in the Agreement or this Amendment is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of the Agreement or this Amendment.
     2.7 Headings. The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment.
     2.8 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
[Signature Page Follows]

2

SIGNATURE PAGES TO
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
BY AND AMONG
THE SELLER AND THE PURCHASER
     IN WITNESS WHEREOF, each of the Seller and the Purchaser have executed this Agreement as of the date first above written.

THE SELLER: Garisch Financial, Inc., an Illinois corporation
By:	/s/ Frederic M. Schweiger
	Name:	Frederic M. Schweiger
	Title:	President

THE PURCHASER:
/s/ Glenn L. Halpryn
Glenn L. Halpryn, individually and as agent
for certain investors

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